Exhibit 99.1

Cision Reports Second Quarter 2019 Results; Provides Updated Full Year 2019 Outlook

CHICAGO, Aug. 8, 2019 /PRNewswire/ -- Cision Ltd. (NYSE: CISN), a leading global provider of earned media software and services to public relations and marketing communications professionals, today reported results for the second quarter ended June 30, 2019.

Financial Highlights

Second Quarter 2019

•	Revenue increased 1.6% to $190.5 million

•	Revenue, excluding the impact of purchase accounting, increased 3.5% to $194.3 million

•	Operating income decreased 20.8% to $17.6 million

•	Net loss was $7.8 million versus a prior year net loss of $6.6 million

•	Adjusted EBITDA was $66.1 million

•	Adjusted net income increased 0.3% to $29.5 million

•	Adjusted net income per share was $0.20

"We are pleased to have delivered another strong quarter of financial results. Our business continues to perform well, with second quarter 2019 organic constant currency revenue growth of 3.4% versus the prior year," said Kevin Akeroyd, Cision's Chief Executive Officer. "We are well positioned for the remainder of 2019 and continue to make solid progress on both our operational priorities and delivering world-class products and services to our public relations and marketing communications customers."

Second Quarter Business Statistics and Operational Highlights

•	Americas revenues increased 2.6% to $130.2 million

•	EMEA revenues decreased 0.7% to $51.6 million

•	APAC revenues increased 1.1% to $8.7 million

•	Average pro forma subscription customers increased 2.5% to approximately 46,340

•	Average annualized pro forma revenue per subscription customer, excluding the impact of currency, increased 2.1% to approximately $11,510

•	Customers that purchased services from us on a transaction basis decreased 9.2% to approximately 37,422

•	Average quarterly pro forma revenue per customer that purchased services from us on a transaction basis, excluding the impact of currency, increased 6.2% to approximately $1,535

Subscription and Transaction Customer Trends

All of the figures below are proforma for our acquisitions and divestitures for all periods shown and have been further adjusted to exclude the impact of fluctuations in foreign currency.

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q2 2019 compared to Q2 2018
Average pro forma subscription customers	45,193	45,688	46,334	46,325	46,340	2.5%
Average annualized pro forma revenue per subscription customer	$11,278	$11,426	$11,361	$11,282	$11,510	2.1%
Pro forma transaction customers	41,216	38,187	39,202	37,880	37,422	(9.2%	)
Average pro forma revenue per transaction	$1,445	$1,348	$1,517	$1,431	$1,535	6.2%

Updated Full Year 2019 Outlook and Initial Third Quarter 2019 Outlook

Our updated outlook for the full fiscal year ending December 31, 2019 appears below (all figures in millions, except share and per share amounts). Additionally, we have provided an initial outlook for our third quarter ending September 30, 2019. These estimates are based on a number of assumptions that management believes to be reasonable and reflect our expectations as of the date of this release. Actual results may differ materially from these estimates as a result of various factors, and Cision refers you to the cautionary language regarding "Forward Looking Statements" included in this press release when considering this information.

	Updated 2019	Prior 2019	Change	Initial Q3 2019
Revenue	$766 - $773	$773 - $783	($7) - ($10)	$187 - $190
Revenue, excluding the impact from purchase accounting	$775 - $782	$782 - $792	($7) - ($10)	$191 - $194
Net income (loss)	$3 - $10	$10 - $20	($7) - ($10)	($2) - $1
Net income (loss) per share	$0.02 - $0.05	$0.07 - $0.14	($0.05) - ($0.09)	($0.01) - $0.01
Adjusted EBITDA	$267 - $271	$270 - $275	($3) - ($4)	$65 - $67
Adjusted net income	$119 - $122	$122 - $125	($3) - ($3)	$29 - $31
Adjusted net income per diluted share	$0.80 - $0.82	$0.82 - $0.85	($0.02) - ($0.03)	$0.20 - $0.21
Pro-forma fully diluted weighted average shares outstanding	148.0	148.0	--	148.0
Depreciation expense	$29 - $32	$29 - $32	--	$7 - $8
Amortization expense	$95 - $100	$95 - $100	--	$24 - $25
Amortization expense included in cost of revenue	$20 - $23	$20 - $23	--	$5 - $6
Interest expense	$73 - $76	$73 - $77	$0 - ($1)	$17 - $18
Interest expense, including debt extinguishment costs	$73 - $76	$73 - $77	$0 - ($1)	$17 - $18
Cash interest expense	$64 - $66	$65 - $67	($1) - ($1)	$15 - $16
Stock-based compensation	$9 - $10	$9 - $10	--	$3 - $4
Capital expenditures, inclusive of capitalized software development	$40 - $43	$40 - $43	--	$10 - $11

The above outlook assumes the inclusion of results from our acquisitions from the date of their respective acquisitions through the quarter ended September 30, 2019 and year ended December 31, 2019, and the inclusion of results from our e-mail marketing assets from January 1, 2019 through the date of its divestiture. The updated outlook above assumes LIBOR of approximately 2.3%, EURIBOR of approximately 0%, and the following exchange rates with respect to the British Pound, the Euro and the Canadian Dollar for fiscal year 2019:

	Current	Prior
GBP to USD	1.21	1.29
EUR to USD	1.11	1.12
CAD to USD	0.74	0.74

A number of foreign currencies, including the British Pound, the Euro, and the Swedish Kroner, have recently weakened against the US dollar.  The negative impact of these changes in foreign exchange rates to our updated full year 2019 revenue and Adjusted EBITDA outlook since issuing our prior full year 2019 outlook is approximately $3.0 million and $1.0 million, respectively. Additionally, our outlook for 2019 excludes any additional acquisitions, divestitures, or other unanticipated events. See our discussion of non-GAAP financial measures included in this release.

Conference Call and Webcast

As previously announced, we will hold a conference call and webcast to review our second quarter 2019 financial results on Thursday, August 8, 2019 at 5:00 pm EDT. To hear the live event, visit the Cision investor website at http://investors.cision.com, or by dialing 1-877-443-4809 (participant dial in toll free) or 1-412-317-5235 (participant dial in International). For those accessing the call via Cision's investor website, we suggest logging in at least 15 minutes prior to the start of the live event. For those dialing in, participants should ask to be joined into the Cision Ltd. earnings call. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event on August 8, 2019. To access the webcast recording / conference replay, visit http://investors.cision.com or you can dial 1-877-344-7529 (US), 1-412-317-0088 (International), or 1-855-669-9658 (Canada). The replay access code for the earnings call is 10133402. The replay will be available through August 22, 2019.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance outlook for the fiscal year ending December 31, 2019, as well as information relating to the acquisitions of Falcon.io and TrendKite and our divestiture of certain e-mail marketing assets and our realization of the expected benefits therefrom. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "anticipate," "intend," "plan," "goal," "seek," "aim," "strive," "believe," "see," "project," "predict," "estimate," "expect," "continue," "strategy," "future," "likely," "may," "might," "should," "will," "would," "target," similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Accordingly, you should not place undue reliance on these statements, as actual results may vary materially. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption "Risk Factors" in our most recent annual report on Form 10-K filed on March 1, 2019, along with our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.Cision.com.

About Cision

Cision Ltd. (NYSE: CISN) is a leading global provider of earned media software and services to public relations and marketing communications professionals. Cision's software allows users to identify key influencers, craft and distribute strategic content, and measure meaningful impact. Cision has over 4,800 employees with offices in 22 countries throughout the Americas, EMEA, and APAC. For more information about its award-winning products and services, including the Cision Communications Cloud®, visit www.cision.com and follow Cision on Twitter @Cision.

Cision Ltd. and its Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$74,401	$104,769
Accounts receivable, net	137,111	120,882
Prepaid expenses and other current assets	36,606	22,824
Total current assets	248,118	248,475
Property and equipment, net	62,131	57,210
Other intangible assets, net	404,205	377,146
Goodwill	1,425,008	1,171,859
Operating lease right-of-use assets	61,841	-
Deferred tax asset	4,171	4,034
Other assets	10,018	7,652
Total assets	$2,215,492	$1,866,376
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$13,996	$13,210
Accounts payable	12,878	15,603
Accrued compensation and benefits	34,610	29,323
Operating lease liabilities	14,214	-
Other accrued expenses	60,314	82,507
Current portion of deferred revenue	170,738	139,725
Total current liabilities	306,750	280,368
Long-term debt, net of current portion	1,274,267	1,205,760
Deferred revenue, net of current portion	1,038	1,098
Operating lease liabilities, net of current portion	62,972	-
Deferred tax liability	74,564	69,232
Other liabilities	10,359	21,601
Total liabilities	1,729,950	1,578,059
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2019 and December 31, 2018	-	-
Common stock, $0.0001 par value, 480,000,000 shares authorized; 148,351,227 and 132,716,541 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	15	13
Additional paid-in capital	984,663	797,222
Accumulated other comprehensive loss	(63,035)	(68,941)
Accumulated deficit	(436,101)	(439,977)
Total stockholders' equity	485,542	288,317
Total liabilities and stockholders' equity	$2,215,492	$1,866,376

Cision Ltd. and its Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except for per share amounts) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue	$190,496	$187,475	$376,300	$366,768
Cost of revenue	68,779	66,757	134,832	131,035
Gross Profit	121,717	120,718	241,468	235,733

Operating costs and expenses:
Sales and marketing	32,429	28,419	65,662	58,127
Research and development	7,325	8,290	15,868	14,990
General and administrative	45,511	41,538	97,476	87,760
Amortization of intangible assets	18,863	20,264	37,674	40,514
Total operating costs and expenses	104,128	98,511	216,680	201,391
Operating income	17,589	22,207	24,788	34,342

Non operating income (expense):
Foreign exchange gains (losses)	(5,226)	15,964	(2,144)	8,081
Interest and other income, net	244	348	561	92
Gain on sale of business	-	-	28,144	-
Interest expense	(18,910)	(20,474)	(38,183)	(40,162)
Loss on extinguishment of debt	-	-	(355)	(2,432)
Total non operating loss	(23,892)	(4,162)	(11,977)	(34,421)
Income (loss) before income taxes	(6,303)	18,045	12,811	(79)
Provision for income taxes	1,455	24,628	8,935	6,946
Net income (loss)	(7,758)	(6,583)	3,876	(7,025)
Other comprehensive income (loss)-foreign currency translation adjustments	(945)	(25,392)	5,906	(18,317)
Comprehensive income (loss)	$(8,703)	$(31,975)	$9,782	$(25,342)

Net income (loss) per share:
Basic	$(0.05)	$(0.05)	$0.03	$(0.06)
Diluted	$(0.05)	$(0.05)	$0.03	$(0.06)
Weighted average shares outstanding used in computing per share amounts:

Basic	148,070,969	127,392,151	146,749,612	125,678,727
Diluted	148,070,969	127,392,151	146,833,535	125,678,727

Cision Ltd. and its Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities
Net income (loss)	$3,876	$(7,025)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	62,256	66,878
Non-cash interest charges and amortization of debt discount and deferred financing costs	5,146	7,301
Equity-based compensation expense	4,643	2,209
Provision for doubtful accounts	2,186	3,015
Deferred income taxes	122	2,549
Unrealized currency translation (gains) losses	1,840	(8,249)
Gain on sale of business	(28,144)	-
Payment of contingent consideration	(4,296)	-
Other	-	87
Changes in operating assets and liabilities, net of effects of acquisitions and disposal:
Accounts receivable	(5,022)	277
Prepaid expenses and other current assets	(4,683)	(2,982)
Operating lease right-of-use assets	8,184	-
Other assets	(1,698)	(168)
Accounts payable	(5,119)	1,877
Accrued compensation and benefits	1,822	(3,347)
Other accrued expenses	(19,675)	(7,097)
Deferred revenue	18,438	8,743
Operating lease liabilities	(8,153)	-
Other liabilities	1,115	(435)
Net cash provided by operating activities	32,838	63,633

Cash flows from investing activities
Purchases of property and equipment	(7,308)	(6,860)
Software development costs	(14,843)	(8,197)
Acquisitions of businesses, net of cash and restricted cash acquired of $6,068 and $2,711	(148,541)	(62,713)
Proceeds from disposal of business	44,865	-
Other	20	5
Net cash used in investing activities	(125,807)	(77,765)

Cash flows from financing activities
Proceeds from revolving credit facility	40,000	-
Repayment of revolving credit facility	(40,000)	-
Proceeds from term credit facility, net of debt discount of $1,013	73,987	-
Repayments of term credit facility	(6,996)	(46,676)
Payments of deferred financing costs	(1,619)	(294)
Proceeds from the exercise of stock options	552	-
Payment of contingent consideration	(3,695)	(2,873)
Net cash provided by (used in) financing activities	62,229	(49,843)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	372	(1,712)
Decrease in cash, cash equivalents and restricted cash	(30,368)	(65,687)

Cash, cash equivalents and restricted cash
Beginning of period	104,769	148,654
End of the period	$74,401	$82,967

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to our financial statements based on US generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA, and Adjusted net income per share, are provided within the schedules attached to this release. We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews include Adjusted EBITDA, and Adjusted net income per share. Additionally, we believe that the presentation of non-GAAP measures provides information that is useful to investors as it indicates, for example, our ability to meet capital expenditures and working capital requirements and otherwise meet our obligations as they become due. Investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. We are unable to present without unreasonable efforts a reconciliation of forward-looking non-GAAP financial information to the corresponding GAAP financial information because management cannot reliably predict all of the necessary information. Forward-looking non-GAAP financial information is based on numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond our control. Accordingly, investors are cautioned not to place undue reliance on this information. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to Cision, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Cision Ltd. and its Subsidiaries Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (in millions) (Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2019	2018	Change	2019	2018	Change
Net income (loss)	$(7.7)	$(6.6)	$(1.1)	$3.9	$(7.0)	$10.9
Depreciation and amortization	31.2	33.6	(2.4)	62.2	66.9	(4.7)
Interest expense and loss on extinguishment of debt	18.9	20.5	(1.6)	38.5	42.6	(4.1)
Provision for income taxes	1.5	24.6	(23.1)	9.0	6.9	2.1
EBITDA (1)	43.9	72.1	(28.2)	113.6	109.4	4.2
Acquisition and offering related costs	11.1	8.9	2.2	30.4	19.8	10.6
Stock-based compensation	2.5	0.9	1.6	4.6	2.2	2.4
Deferred revenue reduction from purchase accounting	3.8	0.3	3.5	6.9	1.2	5.7
Gain on sale of business	-	-	-	(28.1)	-	(28.1)
Unrealized translation (gain) loss	4.8	(16.1)	20.9	1.8	(8.2)	10.0
Adjusted EBITDA (2)	$66.1	$66.1	$-	$129.2	$124.3	$4.9

Cision Ltd. and its Subsidiaries Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Net Income per Diluted Share (in millions, except for per share and share amounts) (Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2019	2018	Change	2019	2018	Change
Net income (loss)	$(7.7)	$(6.6)	$(1.1)	$3.9	$(7.0)	$10.9
Provision for income taxes	1.5	24.6	(23.1)	9.0	6.9	2.1
Acquisition and offering related costs	11.1	8.9	2.2	30.4	19.8	10.6
Gain on sale of business	-	-	-	(28.1)	-	(28.1)
Stock-based compensation expense	2.5	0.9	1.6	4.6	2.2	2.4
Deferred revenue reduction from purchase accounting	3.8	0.3	3.5	6.9	1.2	5.7
Amortization related to acquired intangible assets	23.9	26.2	(2.3)	47.6	52.1	(4.5)
Non-recurring interest and loss on extinguishment of debt	-	1.5	(1.5)	0.4	3.9	(3.5)
Unrealized translation (gain) loss	4.8	(16.1)	20.9	1.8	(8.2)	10.0
Adjusted Income before income taxes	39.9	39.7	0.2	76.5	70.8	5.7
Less: Income tax at a 26% rate	(10.4)	(10.3)	(0.1)	(19.9)	(18.4)	(1.5)
Adjusted net income (3)	$29.5	$29.4	$0.1	$56.6	$52.4	$4.2
Pro forma fully-diluted weighted average shares outstanding	148,071	127,392	20,679	146,750	125,669	21,081
Adjusted net income per diluted share (4)	$0.20	$0.23	($0.03)	$0.39	$0.42	$(0.03)

Cision Ltd. and its Subsidiaries Reconciliation of Net Cash Provided by Operating Activities to Adjusted Net Cash Provided by Operating Activities (in millions) (Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2019	2018	Change	2019	2018	Change
Net cash provided by operating activities	$3.9	$27.3	$(23.4)	$32.8	$63.6	$(30.8)
Acquisition and offering related costs	11.1	8.9	2.2	30.4	19.8	10.6
Adjusted net cash provided by operating activities (5)	$15.0	$36.2	$(21.2)	$63.2	$83.4	$(20.2)

(1)	Cision defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense and loss on extinguishment of debt, plus provision for (or minus benefit from) income taxes.

(2)	Cision defines Adjusted EBITDA as EBITDA, further adjusted for acquisition and offering related costs, stock-based compensation, deferred revenue reduction from purchase accounting, (gains) losses related to divested businesses or assets, sponsor fees and expenses, and unrealized translation losses (gains). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)	Cision defines Adjusted net income as net income (loss) plus provision for (or minus benefit from) income taxes, further adjusted for acquisition and offering related costs, (gains) losses related to divested businesses or assets, stock-based compensation, deferred revenue reduction from purchase accounting, amortization related to acquired intangibles, non-recurring interest and losses on extinguishment of debt, sponsor fees and expenses, and unrealized translation losses (gains), which together, sum to Adjusted net income (loss) before income taxes. Adjusted net income (loss) before income taxes is then taxed at an assumed long-term corporate tax rate of 26%. All of the items included in the reconciliation from net income to Adjusted net income are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding the amortization related to acquired intangibles, users can compare operating performance without regard to highly variable amortization expenses related to our acquisitions. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(4)	Cision defines Adjusted net income per diluted share as Adjusted net income, as defined above, divided by the fully-diluted pro forma weighted average shares outstanding for the period. For purposes of calculating the number of fully diluted shares outstanding, we have excluded the potential impact of dilution from outstanding warrants to purchase shares of our common stock prior to the dates of their conversion, and stock options and restricted units issued and outstanding pursuant to our 2017 Omnibus Incentive Plan. During the second quarter of fiscal 2018, we issued an aggregate of 6,342,989 ordinary shares (6,100,209 ordinary shares on May 18, 2018 and 242,780 ordinary shares on June 4, 2018), in exchange for all of our outstanding warrants, pursuant to the completion of our warrant exchange transactions. During the third quarter of 2018, we issued 2,000,000 ordinary shares for the earn-out achieved during the quarter. Commencing on these respective issuance dates, we included the issued shares in our fully-diluted pro forma weighted average share count.

(5)	Cision defines Adjusted net cash provided by operating activities as net cash provided by operating activities adjusted for acquisition related costs and expenses.

Investor Contact:
Jack Pearlstein
Chief Financial Officer
Jack.Pearlstein@cision.com

Media Contact:
Jenn Deering Davis
VP, Communications
Jenn.Deering.Davis@cision.com